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                                                                    EXHIBIT 23.1

[LOGO] ERNST & YOUNG

                                 Kost Forer & Gabbay      . Phone: 972-3-6232525
                               . 3 Aminadav St.             Fax:   972-3-5622555
                                 Tel Aviv 61575

                                                          . Phone: 972-4-8654000
                                                            Fax:   972-4-8654022

                               . 2 Palyam St.
                                 Haifa 33095, Israel

The Board of Directors
I.I.S. Intelligent Information Systems Ltd.
-------------------------------------------

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form F-3 and related Prospectus of I.I.S. Intelligent Information Systems Ltd. for the registration of 1,480,000 Ordinary shares and to the incorporation by reference therein of our report dated March 22, 2000 with respect to the consolidated financial statements included in its Annual Report Form 20-F for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                        /s/ Kost, Forer & Gabbay
                                        KOST,FOREER & GABBAY
                                  A member of Ernst & Young International

Tel-Aviv, Israel
March 7, 2001


     Kost, Forer & Gabbay is a member of Ernst & Young International, Ltd.